Exhibit 4.6

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (THE “WARRANT SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH WARRANTS AND WARRANT SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF HOLDER’S COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE [            ] SHARES OF COMMON STOCK

October 23, 2008

THIS CERTIFIES THAT, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], or permitted assigns (“Holder”) is entitled to subscribe for and purchase from Peplin, Inc., a Delaware corporation (the “Company”), [                    ] [(                )] shares (as such number may be adjusted as provided herein) of fully paid and nonassessable common stock, par value $0.001 per share (the “Common Stock”), of the Company at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Warrant Shares” shall mean the shares of Common Stock which Holder may acquire pursuant to this Warrant. This Warrant is one of several warrants issued by the Company to certain of its investors pursuant to the terms of that certain Stock Subscription and Registration Rights Agreement, dated on or about the date hereof, among the Company and the Investors referenced therein (the “Subscription Agreement”). Any capitalized term used herein but not defined herein, shall have the meaning given to such term in the Subscription Agreement.

1.        Warrant Price. The “Warrant Price” shall initially be $7.86 per share, subject to adjustment as provided in Section 7 below.

2.        Conditions to Exercise. The purchase right represented by this Warrant may be exercised, in accordance with the terms hereof, at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. Pacific time on the fifth anniversary of the date of this Warrant (the “Expiration Date”).

3.        Method of Exercise or Conversion; Payment; Issuance of Shares; Issuance of New Warrant.

(a)        Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) during normal business hours on any Business Day (as defined below) at the principal office of Company (as set forth in Section 17 below) and by payment to Company, by cash, certified check, wire transfer or other immediately available funds, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased. In the event of any exercise of the rights represented by this Warrant, book-entry shares of stock (or certificated shares, if so requested by the Holder) so purchased shall be issued in the name of, and registered to, the account of Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes), on the records of the Company’s transfer agent for its Common Stock. Such registration shall be made within thirty (30) days after exercise of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to Holder hereof within ten (10) days after exercise of this Warrant. For purposes of this Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are required by law to be closed.

(b)        Conversion. In lieu of exercising this Warrant as specified in Section 3(a), but subject to ASX approval or any requirement under the ASX Listing Rules, Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares by surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto which indicates such election to convert) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X = Y (A-B)/A

Where:

X = the number of Warrant Shares to be issued to Holder;

Y = the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation);

A = the Fair Market Value of one share of Company’s Common Stock (at the date of such calculation); and

B = Warrant Price (as adjusted to the date of such calculation).

(c)        Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of Company’s Common Stock shall mean:

(i)        The closing price of a share of Common Stock on the NASDAQ Global Market or other U.S. trading market where the Common Stock is listed or traded as published in the Western Edition of the Wall Street Journal; or, if none of the foregoing are applicable, the ASX Price. “ASX Price” shall mean twenty (20) multiplied by Y and again multiplied by FX, where:

Y= the closing price (as displayed on the Australian Securities Exchange’s board) in respect of the Company’s CHESS Depositary Interests (“CDIs”) for the Business Day immediately before the date of determination;

FX = the US Dollar/AUD exchange rate published by the Reserve Bank of Australia on its website (www.rba.gov.au) as at the close of trading (Sydney time) on the Business Day immediately before the date of determination; and

“US Dollars” and “USD” shall mean the currency of the United States of America and “AUD” shall mean the currency of the Commonwealth of Australia.

(ii)        In the event of an exercise in connection with a merger, acquisition or other consolidation in which Company is not the surviving entity, in lieu of any determination under 3(c)(i) above, the per share Fair Market Value for the Common Stock shall be the value to be received per share of Common Stock by all holders of the Common Stock in such transaction as determined by the Company’s board of directors of the Company; or

(iii)      In the event the Fair Market Value of the Common Stock cannot be determined under 3(c)(i) or 3(c)(ii) above, the per share Fair Market Value for the Common Stock shall be as determined in the reasonable good faith judgment of Company’s board of directors.

In the event of 3(c)(ii) or 3(c)(iii), above, the Company shall prepare a certificate, to be signed by an authorized officer of Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Common Stock. Such certification must be made to Holder at least ten (10) Business Days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(ii) or 3(c)(iii).

Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to Holder in lieu of issuance of the Warrant Shares.

(d)        Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be deemed to have been automatically converted in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before its expiration, involuntary termination or cancellation if the then-applicable Fair Market Value of a Warrant Share exceeds the Warrant Price, unless Holder notifies Company in writing to the contrary prior to such automatic exercise.

(e)        Treatment of Warrant Upon Acquisition of Company.

(i)        Certain Definitions. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company, or sale of outstanding Company securities by holders thereof, where the holders of Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the successor or surviving entity after the transaction. For purposes of this Section 3(e), “Affiliate” shall mean any person or entity that owns or controls, directly or indirectly, 10% percent or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

(ii)       Cash Acquisition. In the event of an Acquisition in which the sole consideration is cash, Holder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) permit the Warrant to expire upon the consummation of such Acquisition. Company shall provide Holder with written notice of any proposed Acquisition together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice, which is to be delivered to Holder not less than ten (10) Business Days prior to the closing of the proposed Acquisition. Any such exercise may be made prior to, but conditioned on, such Acquisition.

(iii)      Asset Sale. In the event of an Acquisition (other than an Acquisition described in 3(e)(ii) above) by a third party that is not an Affiliate of Company (a “True Asset Sale”), Holder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) permit the Warrant to continue until the Expiration Date if Company continues as a going concern following the closing of any such True Asset Sale. Company shall provide Holder with written notice of any proposed asset sale together with such reasonable information as Holder may request in connection with such asset sale giving rise to such notice, which is to be delivered to Holder not less than ten (10) Business Days prior to the closing of the proposed asset sale. Any such exercise may be made prior to, but conditioned on, such asset sale.

(iv)       Assumption of Warrant. Upon the closing of any Acquisition other than those particularly described in subsections (ii) and (iii) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the property described in paragraph 7(b) of this Warrant. The Warrant Price and/or number of Warrant Shares shall be adjusted accordingly so that Holder is neither advantaged or disadvantaged as a consequence of the Acquisition.

4.        Representations and Warranties of Holder. Holder represents and warrants to Company with respect to this purchase as follows:

(a)        Evaluation. Holder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the private placement transactions of securities of companies similar to the Company, has so evaluated the merits and risks of such investment and has the capacity to protect its interests.

(b)        Resale. Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Holder agrees and acknowledges that it will not, directly or indirectly, offer, transfer, or sell all or any portion of this Warrant or any Warrant Shares, or solicit any offers to purchase or acquire all or any portion of this Warrant or any Warrant Shares, unless the transfer or sale is permitted by the terms of the Warrant and such transfer or sale is (i) pursuant to an effective registration statement under the Securities Act and has been registered under any applicable state securities or “blue sky” laws, or (ii) pursuant to an exemption from registration under the Securities Act and applicable state securities or “blue sky” laws, it being understood that Holder is permitted to transfer the Securities to an Affiliate in compliance with the provisions of the Securities Act and applicable state securities or “blue sky” laws, the availability of which is to be established by an opinion of Holder’s counsel to the Company, or other evidence satisfactory to the Company that such exemption is available.

(c)        Australian resale. Holder acknowledges that an offer of the Securities for sale within twelve (12) months after their issue may require disclosure to investors under Part 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”). The Holder further acknowledges that if any of these Securities are subsequently sold, or offered for sale, within twelve (12) months after issue, there is a risk that the Securities will be taken to be issued or acquired with the purposes referred to in section 707(3) of the Corporations Act.

(d)        Rule 144. Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

(e)        Accredited Investor. Holder is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act

(f)        Opportunity To Discuss. Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and an opportunity to review Company’s facilities. Holder understands that such discussions, as well as the written information issued by Company, were intended to describe the aspects of Company’s business and prospects which Company believes to be material but were not necessarily a thorough or exhaustive description.

(g)        CHESS Depositary Interests. Upon exercise of the Warrant, in whole or in part, and receipt by Holder of Warrant Shares, Holder will not convert any Warrant Shares into the Company’s CHESS Depositary Interests prior to the earlier of (i) such Warrant Shares being registered under the Securities Act (nothing contained in this paragraph shall be deemed to require the Company to so register the Warrant Shares) or (ii) such Warrant Shares being freely tradeable by Holder pursuant to Rule 144 promulgated under the Securities Act or otherwise pursuant to the Securities Act.

5.        Legends.

(a)        Legend. Book-entry shares and stock certificates representing the Warrant Shares, as applicable, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF HOLDER’S COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.

(b)        Removal of Legend and Transfer Restrictions. The legend relating to the Securities Act described in paragraph 5(a) of this Warrant shall be removed and Company shall cause the issuance of book-entry shares without such legend to Holder if (i) the Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, nothing herein contained shall be deemed to require the Company to so register this Warrant or the Warrant Shares pursuant to an effective Registration Statement filed under the Securities Act or (ii) a Holder of Securities provides the Company and its transfer agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such shares may be made without registration under the Securities Act and such sale either has occurred or may occur without restriction on the manner of such sale or transfer.

6.        Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, Holder shall provide Company with a representation in writing that Holder or transferee is acquiring this Warrant and the shares of Common Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, or will provide Company with a statement of pertinent facts covering any proposed distribution. As a further condition to any transfer of this Warrant or any or all of the shares of Common Stock issuable upon exercise of this Warrant, other than a transfer registered under the Securities Act, Company may request a legal opinion, in form and substance satisfactory to Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Securities Act. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder. Each book-entry share evidencing the Warrant Shares issued upon exercise of this Warrant or upon any transfer of the Warrant Shares (other than a transfer registered under the Securities Act or any subsequent transfer of shares so registered) shall, at Company’s option, if the Warrant Shares are not freely saleable under Rule 144 under the Securities Act, contain a legend in form and substance satisfactory to Company and its counsel, restricting the transfer of the Warrant Shares to sales or other dispositions exempt from the requirements of the Securities Act. As further condition to each transfer, at the request of Company, Holder shall surrender this Warrant to Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by Company.

7.        Adjustment for Certain Events. Subject to the ASX Listing Rules, the number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)        Reclassification or Merger. In case of (i) any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger of Company with or into another corporation (other than a merger with another corporation in which Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any sale of all or substantially all of the assets of Company, Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new Warrant (in form and substance satisfactory to Holder of this Warrant), or Company shall make appropriate provision without the issuance of a new Warrant, so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Warrant Shares purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b)        Subdivision or Combination of Shares. If Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision, and the Warrant Price shall be proportionately increased in the case of a combination, and in each case, the number of Warrant Shares issuable upon exercise of the Warrant shall be adjusted as provided in Section 7(d).

(c)        Stock Dividends and Other Distributions. If Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by Company such that Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were Holder of the Warrant Shares as of the record date fixed for the determination of the shareholders of Company entitled to receive such dividend or distribution.

(d)        Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to paragraphs 7(b) or 7(c) above, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

(e)        ASX Listing Rules. Notwithstanding any other term of this Warrant, the rights of the Holder will be changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganization of capital at the time of the reorganization.

8.        Notice of Adjustments. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, Company shall prepare a certificate signed by an officer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to Holder as set forth in Section 17 hereof.

9.        Transferability of Warrant. This Warrant is transferable on the books of Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 6 and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred.

10.        No Fractional Shares. No fractional share of Common Stock will be issued in connection with any exercise or conversion hereunder, and the number of Warrant Shares to be issued upon conversion shall be rounded up to the nearest whole share.

11.        Charges, Taxes and Expenses. Issuance of shares of Common Stock upon the exercise or conversion of this Warrant shall be made without charge to Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such shares, all of which taxes and expenses shall be paid by Company, and such shares shall be issued in the name of Holder.

12.        No Stockholder Rights Until Exercise.

(a)        General. Except as expressly provided herein, this Warrant does not entitle Holder to any voting rights or other rights as a shareholder of Company prior to the exercise hereof.

(b)        New issues. The Holder is not entitled to participate in new issues of securities (including bonus issues and pro rata issues), unless the Holder exercises this Warrant prior to the new issue of shares.

13.        Registry of Warrant. Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of Company, and Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

14.        Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

14.        Miscellaneous.

(a)        Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by Company on the date hereof.

(b)        Successors. This Warrant shall be binding upon any successors or assigns of Company.

(c)        Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(d)        Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

(e)        Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

(f)        Acceptance. Receipt of this Warrant by Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

18.        No Impairment. Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder hereof against impairment.

19.        Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt requested, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as Company or Holder hereof shall have furnished to the other party in accordance with the delivery instructions set forth in this Section 17.

If to Company:	Peplin, Inc.
6475 Christie Avenue
Emeryville, CA 94608
Attn: Chief Financial Officer

With a copy to:	Latham &Watkins LLP
650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626-1925
Attn: B. Shayne Kennedy

All correspondence to Holder shall be sent to Holder at address set forth below such Holder’s signature on the signature page to this Warrant.

If mailed by registered or certified mail, return receipt requested, and postage prepaid, notice shall be deemed to be given five (5) days after being sent, and if sent by overnight courier, by hand or by messenger, notice shall be deemed to be given when delivered (if on a Business Day, and if not, on the next Business Day).

18.        Amendments.

(a)        Subject to Section 18(b) below, this Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by each of Company and Holder.

(b)        No amendment may be made to this Warrant and the rights of a Holder except in accordance with and in the manner (if any) stipulated in the ASX Listing Rules.

19.        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE WARRANT SHARES.

20.        GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF CALIFORNIA AND THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CALIFORNIA FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its officer thereunto duly authorized.

PEPLIN, INC.

By:
Name:
Title:

Dated as of October 23, 2008.

NOTICE OF EXERCISE

To:

PEPLIN, INC.

_______________________

_______________________

_______________________

1.        The undersigned Warrant holder (“Holder”) elects to acquire shares of the common stock, par value $0.001 per share (the “Common Stock”), of Peplin, Inc. (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated                  , 2008 (the “Warrant”).

2.        Holder exercises its rights under the Warrant as set forth below:

(            )        Holder elects to purchase                      shares of Common Stock as provided in Section 3(a) and tenders payment herewith in cash, certified check, wire transfer or other immediately available funds in the amount of US$                     as payment of the purchase price.

(            )        Holder elects to convert the purchase rights into shares of Common Stock as provided in Section 3(b) of the Warrant.

3.        Holder surrenders the Warrant with this Notice of Exercise.

Please issue the shares of the Common Stock in the name of Holder or in such other name as is specified below:

Name:	_________________________________
Address:	_________________________________
Taxpayer I.D.:	_________________________________

If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new Warrant representing the remaining balance of such shares, as follows:

Name:	_________________________________
Address:	_________________________________
Taxpayer I.D.:	_________________________________

4.        Holder represents that (i) the shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Common Stock issuable upon exercise of the Warrant may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock acquired upon exercise of this Warrant unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, and, if requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

5. Holder acknowledges that an offer of shares of Common Stock for sale within twelve(12) months after their issue may require disclosure to investors under Part 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”). The Holder further acknowledges that if any of the shares of Common Stock issued upon exercise of this Warrant is subsequently sold, or offered for sale, within twelve (12) months after issue, there is a risk that these securities will be taken to be issued or acquired with the purposes referred to in section 707(3) of the Corporations Act.

[NAME]

By:
Name:
Title:

Date:                  , 200